                                                                    EXHIBIT 99.2

                            [PROXY CARD: FRONT SIDE]

                                 POWERTEL, INC.
                        SPECIAL MEETING OF STOCKHOLDERS

THIS PROXY IS SOLICITED ON BEHALF OF POWERTEL'S BOARD OF DIRECTORS FOR THE SPECIAL MEETING OF STOCKHOLDERS ON MARCH 13, 2001.

The undersigned stockholder of Powertel, Inc. hereby appoints Allen E. Smith and Fred G. Astor, Jr., each with power to act without the other and with full power of substitution, as the undersigned's true and lawful proxies and attorneys-in-fact, to represent and vote as designated on the reverse side of this card, all of the shares of Powertel Common Stock, Series A Convertible Preferred Stock, Series B Convertible Preferred Stock, Series D Convertible Preferred Stock, Series E 6.5% Cumulative Convertible Preferred Stock and Series F 6.5% Cumulative Convertible Preferred Stock of Powertel, Inc. that the undersigned is entitled to vote at the special meeting of stockholders of Powertel to be held on March 13, 2001, at 11:00 a.m., local time, at The Cotton Duck, 6101 20th Avenue, Valley, Alabama 36854, and at any adjournments or postponements thereof, upon all matters that may properly come before the special meeting, subject to any directions indicated on the reverse side of this card.

This proxy will be voted as specified by the undersigned on the reverse side of this card. If the undersigned gives no directions as to voting, this proxy will be voted (1) FOR the approval and adoption of the Agreement and Plan of Merger, dated as of August 26, 2000, as amended and restated as of February 8, 2001, among Deutsche Telekom AG, Powertel, Inc. and a Delaware corporation formed by Deutsche Telekom AG and (2) FOR the approval and adoption of the Agreement and Plan of Reorganization, dated as of August 26, 2000, as amended and restated as of February 8, 2001, among VoiceStream Wireless Corporation, Powertel, Inc. and a wholly-owned subsidiary of VoiceStream. The proxies are authorized to vote in their discretion upon such other business as may properly come before the special meeting or any adjournment or postponement thereof.
         (CONTINUED AND TO BE MARKED, DATED AND SIGNED ON REVERSE SIDE)

                           [PROXY CARD: REVERSE SIDE]



[X]PLEASE MARK VOTES
AS IN THIS SAMPLE.
THIS PROXY WILL BE VOTED AS SPECIFIED BY THE STOCKHOLDER.
IF NO CHOICE IS SPECIFIED AND THE PROXY IS RETURNED WITH THE
STOCKHOLDER'S SIGNATURE(S), THEN THE PROXY WILL BE VOTED
FOR APPROVAL OF EACH OF PROPOSALS 1 AND 2.
PLEASE MARK, DATE, SIGN AND RETURN THIS PROXY IN THE ENCLOSED PROXY
RETURN ENVELOPE.
PLEASE SIGN THIS PROXY AND RETURN PROMPTLY WHETHER OR NOT YOU PLAN
TO ATTEND THE SPECIAL MEETING.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1 AND 2.



1. PROPOSAL. To approve and adopt the Agreement and Plan of Merger, dated as of August 26, 2000, as amended and restated as of February 8, 2001, among Deutsche Telekom AG, Powertel, Inc. and a Delaware corporation formed by Deutsche Telekom AG:


              FOR                           AGAINST                         ABSTAIN
              [ ]                             [ ]                             [ ]


2. PROPOSAL. To approve and adopt the Agreement and Plan of Reorganization, dated as of August 26, 2000, as amended and restated as of February 8, 2001, among VoiceStream Wireless Corporation, Powertel, Inc. and a wholly-owned subsidiary of VoiceStream Wireless Corporation:


              FOR                           AGAINST                         ABSTAIN
              [ ]                             [ ]                             [ ]


Mark here if your address has changed and provide us with your new address in the space provided to the left: [ ]


IN THEIR DISCRETION, the proxies are authorized to act and vote upon such other business as may properly come before the special meeting or any adjournment or postponement thereof:

Signature(s):  -----------------------------------
                                                                      Dated: ----------, 2001
               -----------------------------------
                                                                      Dated: ----------, 2001

IMPORTANT: Please sign exactly as name or names appear on this proxy. Joint owners should each sign personally. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as such. When signing as a corporation or a partnership, please sign in the name of the entity by an authorized person.

                                        2